EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (to be filed on or about July 1, 1999) of our report dated January 21, 1999 relating to the consolidated financial statements, which appears in the 1998 Annual Report to Shareholders of BancWest Corporation, which is incorporated by reference in BancWest Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.

                                /s/  PRICEWATERHOUSECOOPERS LLP

Honolulu, Hawaii
July 1, 1999